UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2007

Lifetime Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19254 (Commission File Number)	11-2682486 (IRS Employer Identification No.)

1000 Stewart Avenue, Garden City, New York 11530
(Address of Principal Executive Offices)(Zip Code)

(Registrant’s Telephone Number, Including Area Code) 516-683-6000

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2007, Lifetime Brands, Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with Laurence Winoker, pursuant to which the Company employed Mr. Winoker as the Company’s Senior Vice-President of Finance, Treasurer and Chief Financial Officer. The term of the Agreement is three years commencing on July 2, 2007 and automatically renews thereafter for additional one year periods unless terminated by either Mr. Winoker or the Company. Mr. Winoker, 51, was most recently Senior Vice-President, Controller and Treasurer of MacAndrews & Forbes Holdings Inc., a holding company with controlling interests in a diversified portfolio of public and private companies. The portfolio includes Revlon, Inc., for which Mr. Winoker served as Senior Vice-President, Corporate Controller and Treasurer from 1999 to 2003. Prior to joining MacAndrews & Forbes in 1987, Mr. Winoker held various positions with Bastian Industries, Gulf & Western Industries, and Brout & Company. Mr. Winoker is a Certified Public Accountant; he received a B.A. in Economics and Accounting (Magna Cum Laude) from the City University of New York in 1978.

The following is a summary of significant terms of the Agreement:

(i)	Base salary of $300,000 with annual increases based on changes in the Bureau of Labor Statistics Consumer Price Index for New York-Northern New Jersey-Long Island, NY-NJ-CT-PA.

(ii)	Annual performance bonus of an amount equal to 40% of base salary based upon performance objectives set forth in writing at the beginning of each calendar year of the term of the Agreement.

(iii)	A non-transferable option to purchase 75,000 shares of the Company’s common stock with a five year vesting period commencing one year after the date of grant and a contractual term of ten years.

(iv)

Payment upon: (i) permanent disability in an amount equal to base salary for a period of six months, (ii) termination without cause or resignation for good reason in amount equal to base salary for a period of twelve months and, (iii) a change in control of the Company, as defined in the Agreement, in an amount equal to 100% of base salary upon the effective date of the change in control. In addition, upon a change in control of the Company, all then-outstanding stock options shall vest.

A copy of the Agreement is attached hereto as Exhibit 10.1.

On July 2, 2007, the Company entered into an amended employment agreement with Robert McNally, pursuant to which Mr. McNally resigned as the Company’s Vice-President – Finance, Chief Financial Officer and Treasurer effective July 2, 2007. Mr. McNally, who is retiring, will continue in the position of Vice President to assist the Company during the transition.

A copy of the amended employment agreement entered into between Robert McNally and the Company is attached hereto as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment agreement dated June 28, 2007 between Lifetime Brands, Inc. and Laurence Winoker.

10.2	Amendment of Employment Agreement dated July 2, 2007 between Lifetime Brands, Inc. and Robert McNally.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lifetime Brands, Inc. By: /s/ Laurence Winoker Laurence Winoker Senior Vice-President of Finance and Chief Financial Officer

Date: July 3, 2007